As filed with the Securities and Exchange Commission on April 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TRILLIUM THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number, if applicable)

2488 Dunwin Drive
Mississauga, Ontario L5L 1J9

Canada

(416) 595-0627
Attention: Chief Financial Officer

(Address and telephone number of Registrant's principal executive offices)

Trillium Therapeutics USA Inc.
100 Cambridgepark Drive, Suite 510

Cambridge, Massachusetts 02140

(857) 412-7029

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

James Parsons Trillium Therapeutics Inc. 2488 Dunwin Drive Mississauga, Ontario L5L 1J9 Canada (416) 595-0627	Thomas S. Levato Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800	David Palumbo Baker & McKenzie LLP 181 Bay Street, Suite 2100 Toronto, Ontario M5J 2T3 Canada (416) 865-6879

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Shares
First Preferred Shares
Subscription Receipts
Warrants
Units
Total			US$250,000,000	US$32,450

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the Registrant from time to time at indeterminate prices, with the maximum aggregate offering price not to exceed US$250,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)

The proposed maximum aggregate offering price per unit as to each class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed US$250,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated April 23, 2020

PROSPECTUS

US$250,000,000

Common Shares

First Preferred Shares

Subscription Receipts

Warrants

Units

We may from time to time offer and sell our common shares, first preferred shares, subscription receipts, warrants and units (collectively, the "Securities") having an aggregate offering amount of up to US$250,000,000. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. These Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of these Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See "Risk Factors" on page 13 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See "Where You Can Find More Information".

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See "Plan of Distribution". The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices.

Our common shares are listed on the Toronto Stock Exchange (the "TSX") and on the Nasdaq Capital Market (the "Nasdaq") under the symbol "TRIL". On April 22, 2020, the last trading day before the date of this prospectus, the closing price of the common shares on the TSX was C$7.05 per common share, and the closing price of the common shares on the Nasdaq was US$4.97 per common share.

Unless otherwise specified in the applicable prospectus supplement, the first preferred shares, subscription receipts, warrants and units will not be listed on any securities or stock exchange. There is no market through which the first preferred shares, subscription receipts, warrant and units may be sold and purchasers may not be able to resell such securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the first preferred shares, subscription receipts, warrants and units in the secondary market, the transparency and availability of trading prices, the liquidity of the first preferred shares, subscription receipts, warrants and units and the extent of our regulation.

Our head office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9. Our registered office is located at Suite 1750-1055 W. Georgia Street, P.O. Box 11125, Vancouver, British Columbia, V6E 3P3.

Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is April 23, 2020.

TABLE OF CONTENTS

  Page

ABOUT THIS PROSPECTUS	2

WHERE YOU CAN FIND MORE INFORMATION	2

FORWARD-LOOKING STATEMENTS	3

TRILLIUM THERAPEUTICS INC.	6

CAPITALIZATION	7

USE OF PROCEEDS	7

PRICE RANGE	7

DESCRIPTION OF SHARE CAPITAL	7

DESCRIPTION OF SUBSCRIPTION RECEIPTS	11

DESCRIPTION OF WARRANTS	12

DESCRIPTION OF UNITS	12

RISK FACTORS	13

CERTAIN INCOME TAX CONSIDERATIONS	13

PLAN OF DISTRIBUTION	13

LEGAL MATTERS	14

EXPERTS	15

ENFORCEABILITY OF CIVIL LIABILITIES	15

EXPENSES	15

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to "Trillium", the "Company", "we", "us" and "our" mean Trillium Therapeutics Inc. and its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to "dollars", "$" or "US$" are to United States dollars and all references to "C$" are to Canadian dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or "IFRS". Thus, it may not be comparable to financial information of United States companies.

This prospectus is part of a Registration Statement on Form F-3 relating to the Securities that has been filed with the SEC. Under the Registration Statement, we may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate offering amount of US$250,000,000. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in the Securities, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information". This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States. You may obtain any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference room. Our filings are also electronically available from the SEC's Electronic Document Gathering, Analysis, and Retrieval system ("EDGAR"), which can be accessed at www.sec.gov, as well as from commercial document retrieval services.

Additionally, we file documents with securities commissions or similar authorities in the provinces of British Columbia, Alberta, Manitoba, Ontario, Nova Scotia in Canada. These documents are available through the internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.

The SEC allows us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the SEC:

(a)

Our Annual Report on Form 40-F for the fiscal year ended December 31, 2019, filed with the SEC on March 10, 2020, containing our (i) Annual Information Form dated March 5, 2020  (our "AIF"); (ii) audited annual consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019, including the notes thereto and the auditor's report thereon; and (iii) Management's Discussion and Analysis for the year ended December 31, 2019 and 2018 (our "MD&A"); and

(b)	Our Reports on Form 6-K filed with the SEC on January 7, 2020, January 16, 2020, January 22, 2020, January 23, 2020, January 29, 2020, February 7, 2020, April 8, 2020 and April 23, 2020.

We also incorporate by reference each of the following documents we file with the SEC after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold: (i) all annual reports on Form 40-F, Form 20-F or Form 10-K; (ii) all quarterly reports on Form 10-Q; (iii) all current reports on Form 8-K; and (iv) those portions of any reports on Form 6-K that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in the prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Trillium Therapeutics Inc.

2488 Dunwin Drive

Mississauga, Ontario L5L 1J9

Canada

(416) 595-0627

Attention: Corporate Secretary

All shelf information permitted under applicable law to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement or prospectus supplements containing the specific terms for an issue of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the Securities issued thereunder.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, "forward-looking statements") within the meaning of applicable securities legislation. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to "Cautionary Statement Regarding Forward-Looking Statements" in our AIF and MD&A as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.

All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate", "believe", "expect", "estimate", "may", "will", "could", "leading", "intend", "contemplate", "shall" and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements in this prospectus and documents incorporated herein by reference include, but are not limited to, statements with respect to:

• our expected future loss and accumulated deficit levels;

• our projected financial position and estimated cash burn rate;

• our requirements for, and the ability to obtain, future funding on favorable terms or at all;

• our projections for the SIRPαFc development plans and progress of each of our products and technologies, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials;

• our plans to focus development of TTI-621 on patients with hematological malignancies, such as peripheral T-cell lymphoma, cutaneous T-cell lymphoma, and acute myeloid leukemia, based on our early clinical results;

• our expectations about our products' safety and efficacy;

• our expectations regarding our ability to arrange for and scale up the manufacturing of our products and technologies;

• our expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process;

• our expectations about the timing of achieving milestones and the cost of our development programs;

• our observations and expectations regarding the relative low binding of SIRPαFc to red blood cells, compared to anti-CD47 monoclonal antibodies and proprietary CD47-blocking agents and the potential benefits to patients;

• our ability to intensify the dose of TTI-621 with the goal of achieving increased blockade of CD47;

• our expectation that we will achieve levels of TTI-622 in patients sufficient to obtain sustained CD47 blockade;

• our expectation that TTI-622 is likely to be more effective in combination with agents that provide additional "eat" signals to macrophages or other forms of immune activation;

• our plans to market, sell and distribute our products and technologies;

• our expectations regarding the acceptance of our products and technologies by the market;

• our ability to retain and access appropriate staff, management and expert advisers;

• our ability to secure strategic partnerships with larger pharmaceutical and biotechnology companies;

• our expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by us or to us in respect of such arrangements; and

• our strategy with respect to the protection of our intellectual property.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management's expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.

By its nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. In evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under the heading "Risk Factors" in this prospectus and in our AIF and MD&A incorporated by reference herein. Some of these risks and assumptions include, among others:

• substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that we will continue to incur significant losses in the future;

• uncertainty as to our ability to raise additional funding to support operations;

• uncertainty as to the duration and impact of the current COVID-19 pandemic;

• our ability to generate product revenue to maintain our operations without additional funding;

• the risks associated with the development of our product candidates which are at early stages of development;

• positive results from preclinical and early clinical research are not necessarily predictive of the results of later-stage clinical trials;

• reliance on third parties to plan, conduct and monitor our preclinical studies and clinical trials;

• our product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results;

• risks related to filing Investigational New Drug applications, to commence clinical trials and to continue clinical trials if approved;

• the risks of delays and inability to complete clinical trials due to difficulties enrolling patients;

• the risk that we may not achieve our publicly announced milestones according to schedule, or at all;

• the risk of being required to repurchase the outstanding warrants in the event of a "Fundamental Transaction", and possibility of price protection reset of the exercise price of the warrants at prices below the exercise price;

• competition from other biotechnology and pharmaceutical companies;

• our reliance on the capabilities and experience of our key executives and scientists and the resulting loss of any of these individuals;

• our ability to fully realize the benefits of acquisitions;

• our ability to adequately protect our intellectual property and trade secrets;

• our ability to source and maintain licenses from third-party owners;

• the risk of patent-related litigation;

• the risk of loss of our status as a foreign private issuer ; and

• our expectations regarding our status as a passive foreign investment company,

Although the forward-looking statements contained in this prospectus are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus and should not be relied upon as representing our estimates as of any subsequent date. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by securities legislation.

You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

TRILLIUM THERAPEUTICS INC.

We are a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer. Our most advanced program, TTI-621, is a SIRPαFc fusion protein that consists of the extracellular CD47-binding domain of human signal regulatory protein alpha ("SIRPα"), linked to the Fc region of a human immunoglobulin G1, or IgG1. It is designed to act as a soluble decoy receptor, preventing CD47 from delivering its inhibitory ("do not eat") signal. Neutralization of the inhibitory CD47 signal enables the activation of macrophage anti-tumor effects by pro-phagocytic ("eat") signals. The IgG1 Fc region of TTI-621 may also assist in the activation of macrophages by engaging Fc receptors. TTI-621 has shown single agent activity by both local and/or systemic delivery in multiple B- and T-cell lymphoma indications and has been well tolerated in over 200 patients to date.

We are also developing a second SIRPαFc fusion protein, TTI-622, which is in a phase 1 clinical trial. TTI-622 consists of the extracellular CD47-binding domain of human SIRPα linked to a human immunoglobulin G4, or IgG4 Fc region, which has a decreased ability to engage Fc receptors than an IgG1 Fc. Both SIRPαFc fusion proteins enable CD47 blockade with different levels of Fc receptor engagement on macrophages and thus may find unique applications.

We were incorporated under the Business Corporations Act (Alberta) on March 31, 2004 as Neurogenesis Biotech Corp. On October 19, 2004, we amended our articles of incorporation to change our name to Stem Cell Therapeutics Corp. ("SCT"), and on November 7, 2013 SCT was continued under the Business Corporations Act (Ontario). Articles of amalgamation were filed on June 1, 2014 to amalgamate SCT with its wholly-owned subsidiary, Trillium Therapeutics Inc., and the amalgamated entity continued to operate under the name Trillium Therapeutics Inc. On December 18, 2019, we were continued under the laws of the Province of British Columbia. We are now governed under the Business Corporations Act (British Columba) (the "BCBCA"). Additionally, on December 18, 2019, we adopted new articles which are substantially similar to our previous by-laws but for changes that were required to made in accordance with the BCBCA.

We are a company domiciled in Ontario, Canada.  Our head office is located at 2488 Dunwin Drive, Mississauga, Ontario, Canada, L5L 1J9. Our registered office is located at Suite 1750-1055 W. Georgia Street, P.O. Box 11125, Vancouver, British Columbia, V6E 3P3.  We have one wholly-owned subsidiary, Trillium Therapeutics USA Inc., which was incorporated March 26, 2015 in the State of Delaware, with an office in Cambridge, Massachusetts. Our website address is www.trilliumtherapeutics.com.  Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our common shares are listed on the TSX and the Nasdaq under the symbol "TRIL".

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of the Securities for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. Specific information about the use of net proceeds will be described in the applicable prospectus supplement relating to an offering of Securities.  We may invest funds that we do not immediately require in short-term marketable securities.

PRICE RANGE

Our common shares are traded on the TSX and the Nasdaq under the symbol "TRIL". The following table sets forth, for the periods indicated, (i) the reported high and low prices (in US dollars) for each month on the Nasdaq and (ii) the reported high and low prices (in Canadian dollars) for each month on the TSX.

Calendar Period	TSX (Cdn$)		NASDAQ (US$)
	High	Low	High	Low
January 2019	2.76	2.10	2.13	1.57
February 2019	2.25	0.92	1.81	0.68
March 2019	1.16	0.74	0.89	0.55
April 2019	0.96	0.71	0.72	0.52
May 2019	0.90	0.48	0.68	0.35
June 2019	0.55	0.40	0.42	0.30
July 2019	0.50	0.40	0.39	0.30
August 2019	0.47	0.32	0.35	0.24
September 2019	0.55	0.38	0.43	0.28
October 2019	0.44	0.32	0.34	0.24
November 2019	0.48	0.30	0.35	0.25
December 2019	1.39	0.36	1.17	0.29
January 2020	6.35	1.37	4.86	1.05
February 2020	8.00	3.97	5.98	2.98
March 2020	10.69	3.65	7.97	2.50
April 2020 (through April 22, 2020)	7.21	4.91	5.09	3.49

DESCRIPTION OF SHARE CAPITAL

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, Class B shares and first preferred shares, in each case without nominal or par value.  As of April 22, 2020, 83,186,508 common shares were issued and outstanding, no Class B shares were issued, no Series I Non-Voting Convertible First Preferred Shares (the "Series I First Preferred Shares") were outstanding and 8,000,000 Series II Non-Voting Convertible First Preferred Shares (the "Series II First Preferred Shares") were issued and outstanding.

The following sets forth the terms and provisions of our existing capital. The particular terms and provisions of the common shares and/or first preferred shares offered by a prospectus supplement and the extent to which these general terms and provisions apply will be described in such prospectus supplement.

Common Shares

The holders of common shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote per share held at each such meeting, and they are entitled to receive dividends as determined and declared by our Board of Directors.

Subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to or concurrently with the holders of the common shares, our board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Company.

In the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares entitled to receive our assets upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Class B Shares

The holders of the Class B shares are entitled to receive notice of and to attend any meeting of our shareholders but shall not be entitled to vote any of their Class B shares at any such meeting. Each issued and fully paid Class B share may at any time be converted, at the option of the holder, into one common share.

First Preferred Shares

The first preferred shares may at any time and from time to time be issued in one or more series and our board of directors may before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of first preferred shares.

The first preferred shares shall be entitled to priority over the common shares and Class B shares and all other shares ranking junior to the first preferred shares with respect to the payment of dividends and the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs.

The first preferred shares of each series rank on a parity with the first preferred shares of every other series with respect to priority in the payment of dividends and in the distribution of our assets in the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs.

Series I First Preferred Shares

The holders of Series I Non-Voting Convertible First Preferred Shares, or the "Series I First Preferred Shares", are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the BCBCA).

The holders of Series I First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of First Preferred Shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our Common Shares or Class B Shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non- cumulative dividends.

Each issued and fully paid Series I First Preferred Share may at any time be converted, at the option of the holder, into one thirtieth (1/30th) of a common share, subject to adjustment.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series I First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series I First Preferred Shares or, in the event that Series I First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series I First Preferred Shares divided by the number of Series I First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our common shares and Class B Shares. After such payment, the holders of Series I First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our First Preferred Shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a Fundamental Transaction (as defined below) occurs while any of the Series I First Preferred Shares are outstanding, then a holder of Series I First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the Fundamental Transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such Fundamental Transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of our Series I First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series I First Preferred Shares following such Fundamental Transaction.

In the event of a "takeover bid" that is a "formal bid" (as such terms are defined in the securities laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series I First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid. To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a fundamental transaction is not our company, any successor or surviving entity in the fundamental transaction shall include in its organizational documents shares having the same terms and conditions as our Series I First Preferred Shares and shall issue to the holders of our Series I First Preferred Shares new preferred shares consistent with the foregoing provisions.

"Fundamental Transaction" means (A) we effect any amalgamation, merger, business combination or other transaction with another person, other than a wholly-owned subsidiary, or an arrangement pursuant to the Business Corporations Act (Ontario) or another transaction pursuant to which a person, or group of person acting jointly or in concert, acquires all of our issued and outstanding common shares, (B) we effect any sale, lease or other disposition of all or substantially all of our assets, or (C) we effect any reclassification of our common shares or any compulsory share exchange pursuant (other than as a result of certain dividends or subdivisions) to which our common shares are effectively converted into or exchanged for other securities, cash or property, or any similar transaction or series of transactions involving us or our subsidiaries, directly or indirectly.

Series II First Preferred Shares

The holders of Series II First Preferred Shares are not entitled to vote at any meeting of our shareholders (except in limited circumstances provided for in the BCBCA).

The holders of Series II First Preferred Shares are entitled to receive dividends as determined and declared at the discretion of our board of directors on a parity basis with the holders of shares of the other series of first preferred shares and, at the discretion of our board of directors, either in priority to, or equally on a share-for-share basis with, holders of our common shares or Class B shares. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends, with respect to shares of a series of our first preferred shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends.

Each issued and fully paid Series II First Preferred Share may at any time be converted, at the option of the holder, into one common share, subject to adjustment. Notwithstanding the foregoing, holders of Series II First Preferred Shares will be prohibited from converting Series II First Preferred Shares into common shares if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% (which the holder may elect to increase or decrease by written notice to us to any other percentage specified in such notice, provided that any increase (but not decrease) will not be effective until the 61st day after such notice) of the total number of our common shares then issued and outstanding, unless the holder gives us at least 61 days prior notice of an intent to convert into common shares that would cause the holder to own more than 4.99% of the total number of our common shares then issued and outstanding.

In addition, we will not be required to deliver to a holder any common shares upon a conversion of our Series II First Preferred Shares into common shares if our common shares are then listed and posted for trading on the TSX, or if applicable, such other stock exchange on which the common shares are principally traded, and to the extent that the conversion would result in the holder, together with any person acting jointly or in concert with the holder within the meaning of the Securities Act (Ontario), beneficially owning or exercising control or direction over common shares representing more than:

1.   9.99% of our outstanding common shares unless the holder (or, where the holder is not an individual, any director, officer or insider of the holder) has first provided:

(a)   the stock exchange with a personal information form pursuant to the rules of that stock exchange and the form has been approved by the stock exchange; and

(b)  a copy of the approval of the personal information form by the stock exchange to us; and

2.   19.99% of our outstanding common shares, unless we have received approval from the stock exchange and the holders of our common shares of the issuance of common shares at a meeting of holders of common shares which we will call, at our expense, in accordance with the applicable policies of the stock exchange.

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, or in the event of a reduction or redemption of our capital stock, the holders of Series II First Preferred Shares are entitled to receive an amount per share equal to that amount of money that we received as consideration for such Series II First Preferred Shares or, in the event that Series II First Preferred Shares were not issued for money, then the amount equal to the fair value of any property we received as consideration for the issuance of such Series II First Preferred Shares divided by the number of Series II First Preferred Shares issued, the whole before any amount shall be paid by us or any of our assets shall be distributed to holders of our common shares and Class B shares. After such payment, the holders of Series II First Preferred Shares are not entitled to share in any further distribution of our property or assets. If any amount payable on return of capital in the event of our liquidation, dissolution or winding-up in respect of shares of a series of our first preferred shares is not paid in full, the shares of the series will participate on a pro rata basis with the shares of all other series of that class of shares with respect to all amounts payable on return of capital in the event of our liquidation, dissolution or winding-up.

If a Fundamental Transaction occurs while any of the Series II First Preferred Shares are outstanding, then a holder of Series II First Preferred Shares shall have the right to receive (in exchange for such shares) in the event that our common shares are exchanged for other securities, cash or property in the Fundamental Transaction, the same kind and amount of securities, cash and property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if such holder had been, immediately prior to such Fundamental Transaction, the holder of our common shares. If the holders of our common shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of our Series II First Preferred Shares shall be given the same choice as to the alternate consideration it receives upon any conversion of Series II First Preferred Shares following such Fundamental Transaction.

In the event of a "takeover bid" that is a "formal bid" (as such terms are defined under applicable securities laws in the Province of Ontario) for our common shares, the offeror of such bid shall make an offer to acquire the same percentage of our outstanding Series II First Preferred Shares as the percentage of our common shares for which the formal bid is being made, and such offer shall be on the same terms and for the same amount and kind of per share consideration, as adjusted, that is offered to the holders of our common stock under the formal bid.

To the extent necessary to effectuate these provisions, to the extent the surviving corporation following a Fundamental Transaction is not our company, any successor or surviving entity in the Fundamental Transaction shall include in its organizational documents shares having the same terms and conditions as our Series II First Preferred Shares and shall issue to the holders of our Series II First Preferred Shares new preferred shares consistent with the foregoing provisions.

Transfer Agent and Registrar

Our registrar and transfer agent is Computershare Trust Company of Canada, located at 100 University Avenue, Toronto, Ontario, M5J 2Y1.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription receipts may be offered separately or together with common shares, first preferred shares or warrants. The subscription receipts will be issued under one or more subscription receipt agreements that will be entered into by Trillium and an escrow agent at the time of issuance of the subscription receipts.

A subscription receipt will entitle the holder thereof to receive a common share, first preferred share or warrant of Trillium, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by Trillium or one or more of its subsidiaries. The subscription proceeds from an offering of subscription receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of subscription receipts will receive common shares, first preferred shares or warrants of Trillium upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their subscription receipts together with any interest or other income earned thereon, as determined by the terms of the applicable escrow.

Holders of subscription receipts are not shareholders of Trillium. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such subscription receipts. This description will include, where applicable: (i) the number of subscription receipts offered; (ii) the price at which the subscription receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares, first preferred shares or warrants; (iv) the number of common shares, first preferred shares or warrants that may be obtained upon exercise of each subscription receipt; (v) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the subscription receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the subscription receipts; and (viii) any other material terms and conditions of the subscription receipts including, without limitation, transferability and adjustment terms and whether the subscription receipts will be listed on a stock exchange.

DESCRIPTION OF WARRANTS

Warrants will typically be offered with common shares and/or first preferred shares, with such securities often referred to collectively as a "unit", but may be offered with subscription receipts or separately and may be attached to or separate from other Securities.

Holders of warrants are not shareholders of Trillium. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of common shares or first preferred shares of Trillium purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

DESCRIPTION OF UNITS

Trillium may issue units comprised of one or more of the other Securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

RISK FACTORS

Trillium's business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Trillium's Annual Report on Form 40-F for the fiscal year ended December 31, 2019, and from time to time in Trillium's other filings with the SEC, including any applicable prospectus supplement.  Trillium encourages you to read these risk factors in their entirety before purchasing the Securities offered hereby. If any event arising from these risks occurs, or if any event arising from other risks and uncertainties not presently known to Trillium or that Trillium currently deems immaterial occurs, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected. This could cause the trading price of Trillium's common shares to decline, perhaps significantly, and investors may lose part or all of their investment.

In addition to the foregoing, our business relies, to a certain extent, on free movement of goods, services and capital from around the world, which has been significantly restricted as a result of COVID-19. We have implemented a response designed to maintain our operations despite the outbreak of the virus. However, we may experience direct or indirect impacts from the pandemic, including delays in the enrollment of new patients in our TTI-621 and TTI-622 clinical studies. We may also have some risk that our contracting counterparties could fail to meet their obligations due to restrictions on the movement of goods that may be required for the manufacturing of the our clinical drugs. Given the ongoing and dynamic nature of the circumstances surrounding COVID-19, it is difficult to predict how significant the impact of COVID-19, including any responses to it, will be on the global economy and our business or for how long any disruptions are likely to continue. The extent of such impact will depend on future developments, which are highly uncertain, rapidly evolving and difficult to predict, including new information which may emerge concerning the severity of COVID-19 and additional actions which may be taken to contain COVID-19. Such developments could have an adverse effect on our business, financial condition, results of operations and cash flow.

In addition, risks relating to a particular offering of Securities will be set out in the prospectus supplement relating to such offering.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payment of dividends or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. The Securities may be offered and sold in the United States and elsewhere where permitted by law.

The distribution of Securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices to be negotiated with purchasers.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution and which may include sales of our common shares in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the TSX and the Nasdaq or other existing trading markets for our common shares, and as may be set forth in an accompanying prospectus supplement. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid to us by the underwriters, dealers or agents.

Subject to any applicable securities legislation, and other than in relation to an "at-the-market" distribution, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended (the "Securities Act").

The applicable prospectus supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the prospectus supplement relating to such Securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of first preferred shares, subscription receipts, warrants or units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the first preferred shares, subscription receipts, warrants or units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the first preferred shares, subscription receipts, warrants or units in the secondary market, the transparency and availability of trading prices, the liquidity of the first preferred shares, subscription receipts, warrants or units and the extent of issuer regulation. Certain broker-dealers may make a market in the first preferred shares, subscription receipts, warrants or units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the first preferred shares, subscription receipts, warrants or units of any series or as to the liquidity of the trading market, if any, for such securities.

LEGAL MATTERS

Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to United States and New York law will be passed upon for us by Goodwin Procter LLP, New York, New York. Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to Canadian law, including in connection with the validity of the offered securities, will be passed upon for us by Baker & McKenzie LLP, Toronto, Ontario.  Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Trillium Therapeutics Inc. included in our Annual Report on Form 40-F for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their report, thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the BCBCA. Some of our officers and directors are Canadian residents, and many of our assets or the assets of our officers and directors are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws. We have been advised by our Canadian counsel, Baker & McKenzie LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes and if certain other conditions are met. We have also been advised by Baker & McKenzie LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC registration fee	US$	32,450
Printing expenses		*
Legal fees and expenses		*
Accountants' fees and expenses		*
Miscellaneous		*

Total	US$	*

*    Information regarding the issuance and distribution of the Securities is not currently known, and will be provided in an applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification

We are subject to the provisions of Part 5, Division 5, of the BCBCA. Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

1. indemnify an individual who:

a. is or was a director or officer of our company;

b. is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request or,

c. at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

2. after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding where:

a.  "eligible penalty" means judgement, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

b. "eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

c. "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

a. if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

b. if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

c. if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

d. in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

a. order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

b. order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

c. order the enforcement of, or payment under, an agreement of indemnification entered into by us;

d. order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

e. make any other order the court considers appropriate.

Under our articles, and subject to the BCBCA, we must indemnify our director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and alternate directors are deemed to have contracted with us on the terms of the indemnity contained in our articles. Under our articles, and subject to the BCBCA, we may also indemnify any other person.

We have entered into indemnification agreements ("Indemnification Agreements") with each of our officers and directors, pursuant to which we are obligated to indemnify and hold harmless such persons to the greatest extent permitted by law for liabilities arising out of their service to the company as directors and officers. However, such indemnification obligations arise only to the extent that the party seeking indemnification was acting honestly and in good faith with a view to our best interests, and, in the case of criminal or administrative actions or other non-civil proceedings that are enforced by monetary penalties, that such person had reasonable grounds for believing that his or her conduct was lawful. Under these Indemnification Agreements, we may advance to the indemnified parties the expenses incurred in defending any such actions or proceedings.

We have also purchased directors' and officers' liability insurance for the benefit of our directors and officers, to back up our indemnification of them against liability incurred in their capacity as directors and officers, subject to certain limitations under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling Trillium pursuant to the foregoing provisions, Trillium has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 10 for the undertakings of the Registrant with respect to indemnification for liabilities arising under the Securities Act.

Item 9. Exhibits

(a)	EXHIBITS: The following exhibits have been filed as part of this Registration Statement:

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

4.1*	Articles of the Registrant.

4.2†	Specimen First Preferred Share Certificate.

4.3†	Form of Subscription Receipt Agreement.

4.4†	Form of Warrant Agreement.

4.5†	Form of Unit Agreement.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 above).

24.1	Powers of Attorney (included on the signature page to the Registration Statement).

* Previously filed as an exhibit to the Company's Form 6-K filed on April 23, 2020.

† To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K or Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the Registration Statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Trillium Therapeutics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on this 23rd day of April 2020.

TRILLIUM THERAPEUTICS INC.

By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer or director of Trillium Therapeutics Inc.  whose signature appears below constitutes and appoints Jan Skvarka and James Parsons, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on April 23, 2020.

Signature	Capacity	Date

/s/ Jan Skvarka Jan Skvarka	President, Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2020

/s/ James Parsons James Parsons	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 23, 2020

/s/ Robert Kirkman Robert Kirkman	Chairman of the Board of Directors	April 23, 2020

/s/ Luke Beshar Luke Beshar	Director	April 23, 2020

/s/ Michael Moore Michael Moore	Director	April 23, 2020

/s/ Thomas Reynolds Thomas Reynolds	Director	April 23, 2020

/s/ Calvin Stiller Calvin Stiller	Director	April 23, 2020

/s/ Helen Tayton-Martin Helen Tayton-Martin	Director	April 23, 2020

/s/ Paul Walker Paul Walker	Director	April 23, 2020

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Trillium Therapeutics Inc. in the United States, on this 23rd day of April 2020.

TRILLIUM THERAPEUTICS USA INC.

By:	/s/ Jan Skvarka
	Name:	Jan Skvarka
	Title:	President

EXHIBITS

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

4.1*	Articles of the Registrant.

4.2†	Specimen First Preferred Share Certificate.

4.3†	Form of Subscription Receipt Agreement.

4.4†	Form of Warrant Agreement.

4.5†	Form of Unit Agreement.

5.1	Opinion of Baker & McKenzie LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.1 above).

24.1	Powers of Attorney (included on the signature page to the Registration Statement).

* Previously filed as an exhibit to the Company's Form 6-K filed on April 23, 2020.

† To be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K or Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.